SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 14, 2007

Date of Report

February 12, 2007

(Date of earliest event reported)

                   INNOCOM TECHNOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-50164	87-0618756
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Unit 3, 25/F., Global Gateway,  98 Wang Lung Street, Tsuen Wan, Hong Kong

(Address of principal executive offices, including zip code)

             (852) 2558 4203

(Registrant’s telephone number, including area code)

______________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01

Other Events

On February 12, 2007, Innocom Technology Holdings Limited (“Innocom Holdings Ltd”), a British Virgin Islands company and a wholly-owned subsidiary of Innocom Technology Holdings, Inc. (the “Registrant”), entered into a letter of intent (“LOI”) with Shanghai Broadband Science and Technology Co., Ltd. (“Shanghai Technology”), a company formed under the laws of the People’s Republic of China (PRC).  Pursuant to this LOI, Innocom Holdings Ltd indicates its will to acquire the entire interest of BODA Electronic Co., Ltd. (“BODA”), a company formed under the laws of the PRC from Shanghai Technology, Suzhou Country Core Technology Co., Ltd. (“Suzhou Technology”), a company formed under the laws of the PRC, and Nanjing Broadband Science and Technology Co., Ltd ( “Nanjing Technology”), a company formed under the laws of the PRC and Shanghai Technology indicates its consent to sell all of the equities of BODA owned by itself and, as the shareholder of Suzhou Technology and Nanjing Technology, to convey of the surplus of the equities of BODA from Suzhou Technology and Nanjing Technology to Innocom Holdings Ltd.  The entire equity interest of BODA is held by Shanghai Technology, Suzhou Technology and Nanjing Technology with 64.35%, 20% and 15.65% shareholdings respectively.  Shanghai Technology and Innocom Holdings Ltd agree to inspect and collate the accounts of BODA and adjust some accounts if needed and to make further consultation about the date of the purchase of BODA and the substantial procedures such as diligent inspections and assessments.  BODA operates as a value-added solution provider in the mobile phone market in China.

The above descriptions of these transactions do not purport to be complete and are qualified in their entirety by reference to the full text of the exhibits filed herewith and incorporated by this reference.

Item 9.01  Financial Statements and Exhibits

Exhibit No.

Title

1

BODA Letter of Intent

 SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INNOCOM TECHNOLOGY HOLDINGS, INC.

Date: February 14, 2007

By: /s/ William Yan Sui Hui

William Yan Sui Hui

Chief Executive Officer and

Chief Financial Officer